PIMCO Funds

Supplement Dated April 13, 2010 to the Strategic Markets Funds Institutional Class, Class P, Administrative Class and Class D Prospectus, dated October 1, 2009

Disclosure Related to the All Asset Fund, All Asset All Authority Fund, Global Multi-Asset Fund and RealRetirement(R) Funds

Effective immediately, the second complete paragraph following the bullet points in the "Fixed Income Instruments" section on page 5 of the Prospectus is deleted in its entirety and replaced with the following:

The All Asset and All Asset All Authority Funds may invest in any funds of the Trust except each other, the Global Multi-Asset Fund and the RealRetirement(R) Funds, as well as in funds of PIMCO Equity Series, an affiliated open-end management investment company.

In addition, effective immediately, the second and third sentence of the second to last paragraph in the "Investments Made by the All Asset, All Asset All Authority, Global Multi-Asset and RealRetirement(R) Funds" section on page 6 of the Prospectus is deleted in its entirety and replaced with the following:

The All Asset, All Asset All Authority, Global Multi-Asset and RealRetirement(R) Funds may invest in any funds of the Trust except the All Asset, All Asset All Authority, Global Multi-Asset and the RealRetirement(R) Funds, as well as in funds of PIMCO Equity Series, an affiliated open-end management investment company (collectively, the "Underlying PIMCO Funds"). Though it is anticipated that the All Asset Fund will not currently invest in the StocksPLUS(R) TR Short Strategy Fund, the Fund may invest in this Underlying PIMCO Fund in the future, without shareholder approval, at the discretion of PIMCO.

In addition, effective immediately, the first sentence of the first paragraph in the Fund Summary for PIMCO All Asset Fund on page 7 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund seeks to achieve its investment objective by investing under normal circumstances substantially all of its assets in Institutional Class shares of other funds of the Trust except the All Asset All Authority, Global Multi-Asset and the RealRetirement(R) Funds, as well as in funds of PIMCO Equity Series, an affiliated open-end management investment company.

Additionally, effective immediately, the third sentence of the second paragraph in the Fund Summary for PIMCO All Asset Fund on page 7 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund's combined investments in the Fundamental IndexPLUS(TM), Fundamental IndexPLUS(TM) TR, International StocksPLUS(R) TR Strategy (Unhedged), International StocksPLUS(R) TR Strategy (U.S. Dollar-Hedged), Small Cap StocksPLUS(R) TR, StocksPLUS(R), StocksPLUS(R) Long Duration, StocksPLUS(R) Total Return and EqS Pathfinder Funds normally will not exceed 50% of total assets.

Additionally, effective immediately, the first sentence of the first paragraph in the Fund Summary for PIMCO All Asset All Authority Fund on page 11 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund seeks to achieve its investment objective by investing under normal circumstances substantially all of its assets in Institutional Class shares of other funds of the Trust except the All Asset, Global Multi-Asset and the RealRetirement(R) Funds, as well as in funds of PIMCO Equity Series, an affiliated open-end management investment company.

Additionally, effective immediately, the fifth sentence of the second paragraph in the Fund Summary for PIMCO All Asset All Authority Fund on page 11 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund's combined investments in the EM Fundamental IndexPLUS(TM) TR Strategy, International StocksPLUS(R) TR Strategy (Unhedged), International StocksPLUS(R) TR Strategy (U.S. Dollar-Hedged) and EqS Pathfinder Funds ("Non-U.S. Stock Funds") normally will not exceed 33 1/3% of its total assets.

Supplement Dated April 13, 2010 to the Strategic Markets Funds Class A, Class B, Class C and Class R Prospectus, dated October 1, 2009 (as revised as of January 1, 2010)

Disclosure Related to the All Asset Fund, All Asset All Authority Fund, Global Multi-Asset Fund and RealRetirement(R) Funds

Effective immediately, the second complete paragraph following the bullet points in the "Fixed Income Instruments" section on page 3 of the Prospectus is deleted in its entirety and replaced with the following:

The All Asset and All Asset All Authority Funds may invest in any funds of the Trust except each other, the Global Multi-Asset Fund and the RealRetirement(R) Funds, as well as in funds of PIMCO Equity Series, an affiliated open-end management investment company.

In addition, effective immediately, the second sentence of the second to last paragraph in the "Investments Made by the All Asset, All Asset All Authority, Global Multi-Asset and RealRetirement(R) Funds" section on page 4 of the Prospectus is deleted in its entirety and replaced with the following:

The All Asset, All Asset All Authority, Global Multi-Asset and RealRetirement(R) Funds may invest in any funds of the Trust except the All Asset, All Asset All Authority, Global Multi-Asset and the RealRetirement(R) Funds, as well as in funds of PIMCO Equity Series, an affiliated open-end management investment company (collectively, the "Underlying PIMCO Funds"). Though it is anticipated that the All Asset Fund will not currently invest in the StocksPLUS(R) TR Short Strategy Fund, the Fund may invest in this Underlying PIMCO Fund in the future, without shareholder approval, at the discretion of PIMCO.

In addition, effective immediately, the first sentence of the first paragraph in the Fund Summary for PIMCO All Asset Fund on page 6 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund seeks to achieve its investment objective by investing under normal circumstances substantially all of its assets in Institutional Class shares of other funds of the Trust, except the All Asset All Authority, Global Multi-Asset and the RealRetirement(R) Funds, as well as in funds of PIMCO Equity Series, an affiliated open-end management investment company.

Additionally, effective immediately, the third sentence of the second paragraph in the Fund Summary for PIMCO All Asset Fund on page 6 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund's combined investments in the Fundamental IndexPLUS(TM) Fundamental IndexPLUS(TM)TR, International StocksPLUS(R) TR Strategy (Unhedged), International StocksPLUS(R) TR Strategy (U.S. Dollar-Hedged), Small Cap StocksPLUS(R) TR,StocksPLUS(R), StocksPLUS(R) Long Duration, StocksPLUS(R) Total Return and EqS Pathfinder Funds normally will not exceed 50% of total assets.

Additionally, effective immediately, the first sentence of the first paragraph in the Fund Summary for PIMCO All Asset All Authority Fund on page 10 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund seeks to achieve its investment objective by investing under normal circumstances substantially all of its assets in Institutional Class shares of other funds of the Trust except the All Asset, Global Multi-Asset and the RealRetirement(R) Funds, as well as in funds of PIMCO Equity Series, an affiliated open-end management investment company.

Additionally, effective immediately, the fifth sentence of the second paragraph in the Fund Summary for PIMCO All Asset All Authority Fund on page 10 of the Prospectus is deleted in its entirety and replaced with the following:

The Fund's combined investments in the EM Fundamental IndexPLUS(TM) TR Strategy, International StocksPLUS(R) TR Strategy (Unhedged), International StocksPLUS(R) TR Strategy (U.S. Dollar-Hedged) and EqS Pathfinder Funds ("Non-U.S. Stock Funds") normally will not exceed 33 1/3% of its total assets.

Supplement Dated May 28, 2010 to the Bond Funds Institutional Class, Class M, Class P, Administrative Class and Class D Prospectus, dated October 1, 2009

Disclosure Related to the PIMCO Government Money Market Fund, PIMCO Money Market Fund and PIMCO Treasury Money Market Fund (each a "Fund," collectively the "Funds")

On February 23, 2010, the Securities and Exchange Commission adopted amendments to Rule 2a-7 under the Investment Company Act of 1940, which governs all money market funds. The changes set forth below are in response to such amendments.

Effective immediately, with regard to the PIMCO Money Market Fund only, the first two sentences under the Fund Summary-Principal Investment Strategies section are deleted and replaced with the following:

The Fund seeks to achieve its investment objective by investing at least 97% of its total assets in a diversified portfolio of money market securities that are in the highest rating category for short-term obligations. The Fund also may invest up to 3% of its total assets in money market securities that are in the second-highest rating category for short-term obligations that have a remaining maturity of 45 days or less.

Also, effective immediately, any description of the PIMCO Money Market Fund's credit quality under the heading "Credit Quality" in sections of the Prospectus such as the Summary Information section and the Fund Summary section is deleted and replaced with the following:

Minimum 97% of total assets rated Prime 1; less than or equal to 3% of total assets rated Prime 2

Also, effective immediately, the first sentence under the Characteristics and Risks of Securities and Investment Techniques-Illiquid Securities section is deleted and replaced with the following:

Each Fund may invest up to 15% (5% in the case of the Government Money Market, Money Market and Treasury Money Market Funds) of its net assets in illiquid securities.

Effective June 30, 2010, the second to last sentence in the first paragraph under each Fund's Fund Summary-Principal Investments and Strategies section is deleted and replaced with the following:

The dollar-weighted average portfolio maturity of the Fund may not exceed 60 days and the dollar-weighted average life to maturity of the Fund may not exceed 120 days.

Also, effective June 30, 2010, any description of the Funds' average portfolio maturity under the headings "Duration" or "Average Portfolio Maturity" in sections of the Prospectus such as the Summary Information section and the Fund Summary sections is deleted and replaced with the following:

Less than or equal to 60 days dollar-weighted average maturity

Supplement Dated May 28, 2010 to the Bond Funds Class A, Class B, Class C and Class R Prospectus, dated October 1, 2009 (as revised as of January 1, 2010)

Disclosure Related to the PIMCO Government Money Market Fund, PIMCO Money Market Fund and PIMCO Treasury Money Market Fund (each a "Fund," collectively the "Funds")

On February 23, 2010, the Securities and Exchange Commission adopted amendments to Rule 2a-7 under the Investment Company Act of 1940, which governs all money market funds. The changes set forth below are in response to such amendments.

Effective immediately, with regard to the PIMCO Money Market Fund only, the first two sentences under the Fund Summary-Principal Investment Strategies section are deleted and replaced with the following:

The Fund seeks to achieve its investment objective by investing at least 97% of its total assets in a diversified portfolio of money market securities that are in the highest rating category for short-term obligations. The Fund also may invest up to 3% of its total assets in money market securities that are in the second-highest rating category for short-term obligations that have a remaining maturity of 45 days or less.

Also, effective immediately, any description of the PIMCO Money Market Fund's credit quality under the heading "Credit Quality" in sections of the Prospectus such as the Summary Information section and the Fund Summary section is deleted and replaced with the following:

Minimum 97% of total assets rated Prime 1; less than or equal to 3% of total assets rated Prime 2

Also, effective immediately, the first sentence under the Characteristics and Risks of Securities and Investment Techniques-Illiquid Securities section is deleted and replaced with the following:

Each Fund may invest up to 15% (5% in the case of the Government Money Market, Money Market and Treasury Money Market Funds) of its net assets in illiquid securities.

Effective June 30, 2010, the second to last sentence in the first paragraph under each Fund's Fund Summary-Principal Investments and Strategies section is deleted and replaced with the following:

The dollar-weighted average portfolio maturity of the Fund may not exceed 60 days and the dollar-weighted average life to maturity of the Fund may not exceed 120 days.

Also, effective June 30, 2010, any description of the Funds' average portfolio maturity under the headings "Duration" or "Average Portfolio Maturity" in sections of the Prospectus such as the Summary Information section and the Fund Summary sections is deleted and replaced with the following:

Less than or equal to 60 days dollar-weighted average maturity

Private Account Portfolio Series

Amendment Dated August 20, 2010 to the Offering Memorandum dated July 31, 2010

Disclosure Related to the PIMCO Short-Term Floating NAV Portfolio II (the "Portfolio")

Effective immediately, the Portfolio may no longer invest in derivative instruments or securities and instruments economically tied to emerging market countries. Therefore, effective immediately, the disclosure relating to the Portfolio in the "Portfolio Summary-Principal Investment Strategies" section of the Offering Memorandum is deleted in its entirety and replaced with the following:

The Portfolio seeks to achieve its investment objective by investing under normal circumstances at least 65% of its total assets in a diversified portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards. "Fixed Income Instruments" includes, bonds, debt securities and other similar instruments issued by various U.S. and non-U.S. public- or private-sector entities.

The average duration of the Portfolio will vary based on Pacific Investment Management Company LLC's ("PIMCO") forecast for interest rates and will normally not exceed one year. Duration is a measure of the expected life of a fixed income security that is used to determine the sensitivity of a security's price to changes in interest rates. In addition, the dollar-weighted average maturity of the Portfolio, under normal circumstances, is not expected to exceed three years.

The Portfolio may invest only in investment grade securities. The Portfolio may invest in securities of non-U.S. issuers only if the securities are U.S. dollar-denominated.

The Portfolio may invest in mortgage- or asset-backed securities and purchase instruments on an extended settlement basis. The Portfolio may, without limitation, seek to obtain market exposure to the securities in which it primarily invests by entering into a series of purchase and sale contracts or by using other investment techniques (such as buy backs or dollar rolls).

It is possible to lose money on investments in the Portfolio. An investment in the Portfolio is not a deposit of a bank and is not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

Also, effective immediately, the first sentence under the "Characteristics and Risks of Securities and Investment Techniques-Derivatives" section of the Offering Memorandum is deleted in its entirety and replaced with the following:

Each Portfolio (other than the PIMCO Short-Term Floating NAV Portfolio II) may, but is not required to, use derivative instruments for risk management purposes or as part of its investment strategies.

Supplement dated November 12, 2009 to the Strategic Markets Funds Institutional Class, Class P, Administrative Class and Class D Prospectus and the Strategic Markets Funds Class A, B, C and R Prospectus, each dated October 1, 2009

Disclosure Related to the PIMCO All Asset, PIMCO All Asset All Authority, PIMCO Global Multi-Asset, PIMCO RealRetirement 2010, PIMCO RealRetirement 2020, PIMCO RealRetirement 2030, PIMCO RealRetirement 2040 and PIMCO RealRetirement 2050 Funds

Effective immediately, the caption for the PIMCO High Yield Fund, an Underlying PIMCO Fund, under "Credit Quality" in the table in the "Descriptions of the Underlying PIMCO Funds" section is deleted in its entirety and replaced with the following:

Min 80% of assets below Baa; max 20% of total assets Caa or below